UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2018
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 37444	20-8920744

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

199 Fremont Street, 14th Floor
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 513-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2018, Fitbit, Inc. (the “Company”) announced the election of Matthew Bromberg to serve as a new member of the Company’s Board of Directors (the “Board”), effective immediately. Mr. Bromberg will serve until the earliest to occur of the Company’s 2018 annual meeting of stockholders and until his successor is elected and qualified, or until his death, resignation or removal. Concurrently with his election to the Board, Mr. Bromberg was elected as a member of the Company’s Compensation Committee.

In connection with his election as non-employee director to the Board, Mr. Bromberg will receive a pro rata portion of the $50,000 annual retainer for service as a director for the remaining portion of the year until the date of the Company’s first annual meeting of stockholders following his appointment. Mr. Bromberg will also receive a pro rata portion of the $7,500 annual retainer for his service as a member of the Company’s Compensation Committee for the remaining portion of the year until the date of the Company’s first annual meeting of stockholders following his appointment. Also on March 14, 2018, Mr. Bromberg was granted an initial award of 6,410 restricted stock units (“RSUs”). These RSUs will fully vest on the date of the Company’s first annual meeting of stockholders following the grant and are subject to accelerated vesting in certain circumstances.

In addition, it is expected that Mr. Bromberg will enter into the Company’s standard form of indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-203941), as filed with the Securities and Exchange Commission on May 7, 2015 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Bromberg and any other persons pursuant to which Mr. Bromberg was selected as a member of the Board. There are also no family relationships between Mr. Bromberg and any director or executive officer of the Company, nor does Mr. Bromberg have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release of Fitbit, Inc., dated March 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	March 15, 2018	By:	/s/ Andy Missan
Name: Andy Missan
Title: Executive Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press release of Fitbit, Inc., dated March 15, 2018